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                                                                      EXHIBIT 12

                      H. J. HEINZ COMPANY AND SUBSIDIARIES

               COMPUTATION OF RATIOS OF EARNINGS TO FIXED CHARGES

                                                               Nine Months
                                                                  Ended
                                                               January 28,
                                                                  2004
                   (Thousands of Dollars)                      -----------
Fixed Charges:
  Interest expense*.........................................   $  164,796
  Capitalized interest......................................           --
  Interest component of rental expense......................       24,891
                                                               ----------
     Total fixed charges....................................   $  189,687
                                                               ----------
Earnings:
  Income from continuing operations before income taxes and
     cumulative effect of change in accounting principle....   $  874,106
  Add: Interest expense*....................................      164,796
  Add: Interest component of rental expense.................       24,891
  Add: Amortization of capitalized interest.................        1,409
                                                               ----------
     Earnings as adjusted...................................   $1,065,202
                                                               ----------
  Ratio of earnings to fixed charges........................         5.62
                                                               ==========

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* Interest expense includes amortization of debt expense and any discount or premium relating to indebtedness.